FIRST AMENDMENT TO THE
TRUST FOR PROFESSIONAL MANAGERS
AMENDED AND RESTATED OPERATING EXPENSE LIMITATION AGREEMENT
with
PT ASSET MANAGEMENT, LLC
THIS FIRST AMENDMENT dated as of November 17, 2020, to the Amended and Restated Operating Expense Limitation Agreement, dated as of December 29, 2017 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS (the “Trust”), on behalf of the series of the Trust as indicated on Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and PT ASSET MANAGEMENT, LLC (hereinafter called the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend the Agreement to add the Performance Trust Credit Fund, as set forth on Schedule A to the Agreement; and

WHEREAS, the Agreement allows for the amendment of Schedule A to the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement is hereby superseded and replaced with Amended Schedule A attached hereto, for the sole purpose of adding the Performance Trust Credit Fund, to be effective at the time the Performance Trust Credit Fund commences operation pursuant to an effective amendment to the Trust’s Registration Statement under the Securities Act of 1933, as amended.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS on behalf of its series listed on Schedule A	PT ASSET MANAGEMENT, LLC

By: /s/John P. Buckel	By: /s/David F. Wilding
Name: John P. Buckel	Name: David F. Wilding
Title: President	Title: General Counsel

AMENDED SCHEDULE A
to the

TRUST FOR PROFESSIONAL MANAGERS

AMENDED AND RESTATED OPERATING EXPENSE LIMITATION AGREEMENT

with

PT ASSET MANAGEMENT, LLC

Series of Trust for Professional Managers	Operating Expense Limitation as a Percentage of Average Daily Net Assets
Performance Trust Strategic Bond Fund	0.95%
Performance Trust Municipal Bond Fund	0.55%
Performance Trust Credit Fund	0.99%
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